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                                                                     Exhibit 5.1

                      [LETTERHEAD OF DORSEY & WHITNEY LLP]

SUPERVALU INC.
11840 Valley View Road
Eden Prairie, MN 55344

         Re:  Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel to SUPERVALU INC., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of (i) $810,750,000 aggregate principal amount at maturity of the Company's Liquid Yield Option(TM) Notes due 2031 (Zero Coupon-Senior) (the "Notes") and (ii) 7,818,386 shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company issuable upon conversion of the Notes, plus such indeterminate number of shares of Common Stock as may become issuable as a result of antidilution adjustments (the "Underlying Securities"). The Notes were issued under an indenture dated as of November 2, 2001(the "Indenture"), by and between the Company and The Chase Manhattan Bank, as trustee. The Notes and the Underlying Securities are to be offered and sold by certain securityholders of the Company.

         We have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that:

         (i) The Notes constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency (including,

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                      [LETTERHEAD OF DORSEY & WHITNEY LLP]

SUPERVALU INC.
January 23, 2002
Page 2


                  without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (ii) The Notes are convertible at the option of the holder thereof into the Underlying Securities in accordance with the terms of the Notes and the Indenture; the Underlying Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Underlying Securities, when issued upon conversion in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

         (iii) The statements in the prospectus which form a part of the Registration Statement under the caption "U.S. Federal Income Tax Considerations," insofar as such statements constitute a summary of the legal matters referred to therein, set forth the material U.S. federal income tax consequences of the ownership and disposition of the Notes.

         Our opinions expressed above are limited to the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the prospectus that is part of the Registration Statement.

Dated: January 23, 2002

                                                 Very truly yours,

                                                 /s/ Dorsey & Whitney LLP

KLP